FORTEM RESOURCES ANNOUNCES AMENDMENTS TO EXTEND PAYMENT OBLIGATIONS UNDER UTAH PROPERTY PURCHASE AGREEMENTS

August 23, 2017 – Fortem Resources Inc. (OTCQB: FTMR) (the “Company”) is pleased to announce that it has entered into two amending agreements which have the effect of postponing certain payments relating to its Utah property interests until December 31, 2018 while providing for the flexibility of earlier payments in the discretion of the Company.  In consideration for the postponement of such payments, the Company and its subsidiaries have agreed to certain additional interim payments and stock consideration as set forth below.

Purchase and Sale Agreement – Rolling Rock

On August 17, 2017, but effective as of March 1, 2017, the Company’s wholly-owned subsidiary Rolling Rock Resources, LLC (“Rolling Rock”) entered into a Second Amendment to Purchase and Sale Agreement (the “RR Amendment”), which amended the terms of the Purchase and Sale Agreement effective March 1, 2017 (the “RR PSA”), between Rockies Standard Oil Company, LLC (“RSOC”) and Rolling Rock with respect to the Mancos formation.

Under the RR Amendment, Rolling Rock has agreed to pay RSOC cash consideration totalling US$3.6 million (the “RR Cash Consideration”) rather than the original US$2.4 million based upon the following revised payment schedule:

•

US$100,000 as a non-refundable deposit within 5 business days of closing (completed and unchanged);

•

the balance of the RR Cash Consideration by payment to RSOC of an amount equal to 25% of any funds received by Rolling Rock or its affiliates (including the Company) from any equity, debt or convertible financing thereof (each, a “Financing”) upon the closing of each Financing until such amount is paid.  Notwithstanding the foregoing: (a) the first US$1.5 million raised by Rolling Rock or its affiliates (including the Company) will be exempt from a 25% payment to RSOC if such amount is received prior to the Company’s listing on a stock exchange; and (b) the full RR Cash Consideration is required to be paid in full no later than December 31, 2018 regardless of the amount of funds paid in connection with one or more Financings.  This change modified the original requirement to pay US$1.3 million on or before September 1, 2017, US$500,000 on or before March 1, 2018 and US$500,000 on or before September 1, 2018; and

•

after payment of the RR Cash Consideration, an additional payment of US$300,000 (the “Workover Funds”) to RSOC which is payable by an amount equal to 25% of any funds received by Rolling Rock or its affiliates (including the Company) from any Financing until the Workover Funds are paid in full.

In addition to revising the RR Cash Consideration as set out above, Rolling Rock has agreed to: (a) cause the Company to issue 250,000 common shares of the Company to RSOC on or prior to September 1, 2017 (the “RR Stock Consideration”); and (b) pay RSOC an additional US$25,000 every sixty days commencing September 1, 2017 until such time as the RR Cash Consideration and the Workover Funds are paid in full (each, a “RR 60 Day Payment”).

However, if Rolling Rock pays a total of US$2,150,000 of the RR Cash Consideration and the Workover Funds on or before September 1, 2017, the parties have agreed that the RR Cash Consideration will be deemed to have been paid in full and, in such circumstances, RSOC has further agreed to waive the RR Stock Consideration and the RR 60 Day Payments.  If Rolling Rock does not pay the RR Cash Consideration and the Workover Funds prior to September 1, 2017, then as an added incentive for early payment of the RR Cash Consideration, such sum will be reduced by US$100,000 for each calendar month it is paid in full prior to December 31, 2018 for a maximum discount of 12 months or US$1.2 million.

In connection with the RR Amendment, the Company entered into a Ratification of Purchase and Sale Agreement with RSOC on August 16, 2017 but effective March 1, 2017, whereby the Company ratified, adopted and approved the RR Amendment and further guaranteed all the obligations of Rolling Rock, including the issuance of the RR Stock Consideration.

Purchase and Sale Agreement – Black Dragon

On August 16, 2017, but effective as of March 1, 2017, our wholly-owned subsidiary Black Dragon Energy, LLC (“Black Dragon”) entered into a First Amendment to Purchase and Sale Agreement (the “BD Amendment”), which amended the terms of the Purchase and Sale Agreement effective March 1, 2017 (the “BD PSA”), between WEM Dragon, LLC (“WEM”) and Black Dragon with respect to the Moenkopi formation.

Under the BD Amendment, Black Dragon has agreed to pay WEM cash consideration totalling US$3.9 million (the “BD Cash Consideration”) rather than the original US$2.7 million based upon the following revised payment schedule:

•

US$100,000 as a non-refundable deposit within 5 business days of closing (completed and unchanged); and

•

the balance of the BD Cash Consideration by payment to WEM of an amount equal to 25% of any funds received by Black Dragon or its affiliates (including the Company) from any Financing upon the closing of each Financing until such amount is paid.  Notwithstanding the foregoing: (a) the first US$1.5 million raised by Black Dragon or its affiliates (including the Company) will be exempt from a 25% payment to WEM if such amount is received prior to the Company’s listing on a stock exchange; and (b) the full BD Cash Consideration is required to be paid in full no later than December 31, 2018 regardless of the amount of funds paid in connection with one or more Financings.  This change modified the original requirement to pay US$900,000 on or before September 1, 2017, US$900,000 on or before March 1, 2018 and US$800,000 on or before September 1, 2018.

In addition to revising the BD Cash Consideration as set out above, Black Dragon has agreed to: (a) cause the Company to issue 250,000 common shares of the Company to WEM on or prior to September 1, 2017 (the “BD Stock Consideration”); and (b) pay WEM an additional US$25,000 every sixty days commencing September 1, 2017 until such time as the BD Cash Consideration is paid in full (each, a “BD 60 Day Payment”).

However, if Black Dragon pays a total of US$2,400,000 of the BD Cash Consideration on or before September 1, 2017, the parties have agreed that the BD Cash Consideration will be deemed to have been paid in full and, in such circumstances, WEM has further agreed to waive the BD Stock Consideration and the BD 60 Day Payments.  If Black Dragon does not pay the BD Cash Consideration prior to September 1, 2017, then as an added incentive for early payment of the BD Cash Consideration, such sum will be reduced by US$100,000 for each calendar month it is paid in full prior to December 31, 2018 for a maximum discount of 12 months or US$1.2 million.

In connection with the BD Amendment, the Company entered into a Ratification of Purchase and Sale Agreement with WEM on August 16, 2017 but effective March 1, 2017, whereby the Company ratified, adopted and approved the BD Amendment and further guaranteed all the obligations of Black Dragon, including the issuance of the BD Stock Consideration.

About Fortem Resources

Fortem Resources Inc. is a publicly traded oil and gas production, development and exploration company, which holds properties in Western Canada and Utah and is seeking North American & International expansion through an acquisition strategy.  The Company’s common shares are quoted on the OTC.QB under the symbol FTMR.

On behalf of the Board of Directors,

FORTEM RESOURCES INC.

“Michael Caetano”

Michael Caetano

Chief Operating Officer

This news release contains forward-looking information that involves various risks and uncertainties regarding future events. Such forward-looking information can include without limitation statements based on current expectations involving a number of risks and uncertainties and are not guarantees of future performance of the Company, such as statements about fulfilling the payment and stock obligations required under the purchase agreements as amended. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including: (i) adverse market conditions; (ii) risks inherent in the oil and gas industry in general; and (iii) the inability of the company to finance the execution of its business plan. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Except as required by law, the Company does not intend to update these forward-looking statements.

4